UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
November 23, 2021

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	83-4109918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 Canal Street New York, NY		10013 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

The Original BARK Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2021, the Company announced the resignation of John Toth as Chief Financial Officer effective as of November 12, 2021. In connection with Mr. Toth’s resignation, the Company has entered into a release agreement with Mr. Toth (the “Release Agreement”), to be effective as of November 12, 2021, providing for a mutual general release of claims and certain other standard provisions, as well as an advisor agreement with Mr. Toth (the “Advisor Agreement”), to be effective as of November 12, 2021, pursuant to which Mr. Toth will provide certain ongoing advisory services to the Company until March 31, 2022, which advisory services qualify as continued service pursuant to the terms of Mr. Toth’s restricted stock agreement and as a result Mr. Toth’s outstanding restricted stock award shall continue to vest during the term of the Advisor Agreement. In addition, the Company will pay Mr. Toth a fee equal to $50,000, to be paid monthly in three equal installments of $16,667.67, in exchange for services to be performed under the Advisor Agreement.

The above description is a summary of the Release Agreement and the Advisor Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Release Agreement and the Advisor Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, with this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2021, The Original BARK Company (the “Company”) changed its corporate name to BARK, Inc. (the “Name Change”), pursuant to an amended and restated certificate of incorporation, filed with the Delaware Secretary of State on November 22, 2021 (the “Third Amended and Restated Certificate of Incorporation”). The Third Amended and Restated Certificate of Incorporation also changed the Company’s registered agent to the Corporation Trust Company and the location of its registered office in the State of Delaware to 1209 Orange Street, Wilmington, Delaware 19801. Pursuant to Delaware law, a shareholder vote was not necessary to effectuate the Name Change or the change in registered agent and registered office, and neither affects the rights of the Company’s shareholders. The Company also amended and restated its bylaws on November 22, 2021 to reflect the Name Change. The only change to the Company’s Second Amended and Restated Bylaws is the change of the Company’s corporate name from The Original BARK Company to BARK, Inc.

Copies of the Company’s Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, with this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of BARK Inc., as of November 22, 2021.
3.2	Second Amended and Restated Bylaws of BARK, Inc., as of November 22, 2021.
10.1	Release Agreement between the Company and John Toth dated November 20, 2021.
10.2	Advisor Agreement between the Company and John Toth dated November 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Manish Joneja
Name: Manish Joneja
Title: Chief Executive Officer
Date: November 23, 2021